Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports First Quarter Results

FedEx Express Announces 2013 Rate Increase

MEMPHIS, Tenn., September 18, 2012 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.45 per diluted share for the first quarter ended August 31, compared to $1.46 per share last year.

“As we announced on September 4, weakness in the global economy constrained revenue growth at FedEx Express during our first quarter and affected our earnings,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Meanwhile, our FedEx Ground and FedEx Freight segments performed well, with both improving their year-over-year operating margins. We are taking further actions to reduce costs and adjust our networks to match current and anticipated shipment volumes.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter:

•	Revenue of $10.79 billion, up 3% from $10.52 billion the previous year
•	Operating income of $742 million, up 1% from $737 million last year
•	Operating margin of 6.9%, down from 7.0% the previous year
•	Net income of $459 million, down 1% from last year’s $464 million

During the quarter, improved FedEx Freight results and the continued strong performance at FedEx Ground were more than offset by lower demand for priority services at FedEx Express.

Outlook

FedEx projects earnings to be $1.30 to $1.45 per diluted share in the second quarter and $6.20 to $6.60 per diluted share for fiscal 2013, compared to the company’s previous full year forecast of $6.90 to $7.40 per diluted share. This guidance assumes the current market outlook for fuel prices and does

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not include the impact of the cost reduction programs currently under review. The company reported earnings of $1.57 per diluted share in last year’s second quarter. The capital spending forecast for fiscal 2013 remains $3.9 billion.

“Earnings for the first quarter were below our expectations as weak global economic conditions dampened revenue growth, drove a shift by our customers to our deferred services and outpaced our near-term ability to reduce FedEx Express operating costs to match demand levels,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We plan to provide additional information on our forecast and long-term opportunities at our Investors and Lenders Meeting on October 9-10 in Memphis.”

2013 Rate Increases

FedEx Express will increase shipping rates by a net average of 3.9% for U.S. domestic, U.S. export and U.S. import services effective January 7, 2013. The full average rate increase of 5.9% will be partially offset by adjusting the fuel price threshold at which the fuel surcharge begins, reducing the fuel surcharge by two percentage points. The FedEx Ground and FedEx SmartPost pricing changes for 2013 will be announced later this year. FedEx Freight implemented a 6.9% general rate increase on July 9, 2012.

Details of changes that will be made to FedEx Express surcharges can be found at fedex.com/us/2013rates.

FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•	Revenue of $6.63 billion, up 1% from last year’s $6.59 billion
•	Operating income of $207 million, down 28% from $288 million a year ago
•	Operating margin of 3.1%, down from 4.4% the previous year

Revenue growth during the quarter was constrained by global economic conditions. U.S. domestic revenue per package grew 2% as higher rate per pound was partially offset by lower fuel surcharges. U.S. domestic average daily package volume declined 5%. FedEx international export average daily package volume grew 1% driven by increases in FedEx international economy from Europe and Asia. International export revenue per package

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fell 4% due to the unfavorable impact of exchange rate changes and lower fuel surcharges. FedEx international priority freight pounds increased 2%, while revenue per pound decreased 4% due to the unfavorable impact of exchange rate changes and lower fuel surcharges.

Operating income and margin were lower as declining U.S. domestic package volumes, the demand shift toward lower-yielding international services and increased depreciation and employee benefits expenses more than offset cost-containment activities, such as reductions in flight hours and labor hours. Recent business acquisitions, exchange rate changes and fuel affected both revenue and expense, but had little net effect on profit for the quarter.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•	Revenue of $2.46 billion, up 8% from last year’s $2.28 billion
•	Operating income of $445 million, up 9% from $407 million a year ago
•	Operating margin of 18.1%, up from 17.9% the previous year

FedEx Ground average daily package volume grew 5% in the first quarter driven by increases in both business-to-business and FedEx Home Delivery services. Revenue per package increased 2% primarily due to increased rates. FedEx SmartPost average daily volume increased 18% primarily due to growth in e-commerce. FedEx SmartPost net revenue per package decreased 1% primarily due to higher postage rates.

Operating income increased due to higher FedEx Ground revenue per package and increased volume.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•	Revenue of $1.40 billion, up 5% from last year’s $1.33 billion
•	Operating income of $90 million, up 114% from $42 million a year ago
•	Operating margin of 6.4%, up from 3.2% the previous year

Less-than-truckload (LTL) average daily shipments increased 4% due to an increase in customer demand for the FedEx Freight Economy service offering

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in all lengths of haul. LTL yield increased 2% due to improvements in FedEx Freight Economy yields.

Operating income and margin increased primarily due to profitable volume growth, higher yield and continued improvements in operational efficiencies.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $43 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter fiscal 2013 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 18 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2013

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31
	2012	2011	%
Revenue:
FedEx Express segment	$6,632	$6,592	1%
FedEx Ground segment	2,462	2,278	8%
FedEx Freight segment	1,399	1,328	5%
FedEx Services segment	389	411	(5%)
Other & eliminations	(90)	(88)	2%

Total Revenue	10,792	10,521	3%

Operating Expenses:
Salaries and employee benefits	4,103	4,004	2%
Purchased transportation	1,680	1,518	11%
Rentals and landing fees	618	620	(0%)
Depreciation and amortization	573	509	13%
Fuel	1,138	1,244	(9%)
Maintenance and repairs	542	551	(2%)
Other	1,396	1,338	4%

Total Operating Expenses	10,050	9,784	3%

Operating Income:
FedEx Express segment	207	288	(28%)
FedEx Ground segment	445	407	9%
FedEx Freight segment	90	42	NM

Total Operating Income	742	737	1%

Other Income (Expense):
Interest, net	(10)	(11)	(9%)
Other, net	(5)	(2)	NM

Total Other Income (Expense)	(15)	(13)	15%

Income Before Income Taxes	727	724	0%

Provision for Income Taxes	268	260	3%

Net Income	$459	$464	(1%)

Diluted Earnings Per Share	$1.45	$1.46	(1%)

Weighted Average Common and Common Equivalent Shares	316	318	(1%)

Capital Expenditures	$972	$1,110	(12%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2013

(In millions)

	August 31, 2012 (Unaudited)	May 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$2,743	$2,843
Receivables, less allowances	4,780	4,704
Spare parts, supplies and fuel, less allowances	465	440
Deferred income taxes	518	533
Prepaid expenses and other	371	536

Total current assets	8,877	9,056

Property and Equipment, at Cost	36,962	36,164
Less accumulated depreciation and amortization	19,096	18,916

Net property and equipment	17,866	17,248

Other Long-Term Assets
Goodwill	2,734	2,387
Other assets	1,214	1,212

Total other long-term assets	3,948	3,599

	$30,691	$29,903

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$117	$417
Accrued salaries and employee benefits	1,157	1,635
Accounts payable	1,643	1,613
Accrued expenses	1,892	1,709

Total current liabilities	4,809	5,374
Long-Term Debt, Less Current Portion	2,242	1,250

Other Long-Term Liabilities
Deferred income taxes	879	836
Pension, postretirement healthcare and other benefit obligations	5,519	5,582
Self-insurance accruals	987	963
Deferred lease obligations	839	784
Deferred gains, principally related to aircraft transactions	245	251
Other liabilities	147	136

Total other long-term liabilities	8,616	8,552

Commitments and Contingencies

Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,612	2,595
Retained earnings	17,505	17,134
Accumulated other comprehensive loss	(4,847)	(4,953)
Treasury stock, at cost	(278)	(81)

Total common stockholders' investment	15,024	14,727

	$30,691	$29,903

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2013

(In millions)

(Unaudited)

	Three Months Ended August 31
	2012	2011
Operating Activities:
Net income	$459	$464
Noncash charges:
Depreciation and amortization	573	509
Other, net	209	211
Changes in operating assets and liabilities, net	(338)	(324)

Net cash provided by operating activities	903	860

Investing Activities:
Capital expenditures	(972)	(1,110)
Business acquisitions, net of cash acquired	(483)	(111)
Proceeds from asset dispositions and other	12	5

Net cash used in investing activities	(1,443)	(1,216)

Financing Activities:
Principal payments on debt	(301)	(17)
Proceeds from debt issuance	991	—
Dividends paid	(44)	(41)
Purchase of treasury stock	(246)	—
Other, net	25	32

Net cash provided by (used in) financing activities	425	(26)

Effect of exchange rate changes on cash	15	13

Net decrease in cash and cash equivalents	(100)	(369)

Cash and cash equivalents at beginning of period	2,843	2,328

Cash and cash equivalents at end of period	$2,743	$1,959

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2012	2011	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,604	$1,640	(2%)
U.S. Overnight Envelope	430	451	(5%)

Total U.S. Overnight	2,034	2,091	(3%)
U.S. Deferred	702	731	(4%)

Total U.S. Package Revenue	2,736	2,822	(3%)

International Priority	1,661	1,757	(5%)
International Economy	487	441	10%

Total International Export Package	2,148	2,198	(2%)
International Domestic[1]	309	207	49%

Total Package Revenue	5,193	5,227	(1%)
Freight Revenue:
U.S.	610	591	3%
International Priority	439	449	(2%)
International Airfreight	74	77	(4%)

Total Freight Revenue	1,123	1,117	1%
Other Revenue	316	248	27%

Total Express Revenue	$6,632	$6,592	1%
Operating Expenses:
Salaries and employee benefits	2,473	2,413	2%
Purchased transportation	537	449	20%
Rentals and landing fees	415	423	(2%)
Depreciation and amortization	323	282	15%
Fuel	986	1,077	(8%)
Maintenance and repairs	372	380	(2%)
Intercompany charges	537	548	(2%)
Other	782	732	7%

Total Operating Expenses	6,425	6,304	2%

Operating Income	$207	$288	(28%)

Operating Margin	3.1%	4.4%	(1.3	pts)

1 - International Domestic includes international intra-country express operations, including recent acquisitions in Mexico

 (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2013

(Unaudited)

	Three Months Ended August 31
	2012	2011	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,092	1,134	(4%)
U.S. Overnight Envelope	575	596	(4%)

Total U.S. Overnight Package	1,667	1,730	(4%)
U.S. Deferred	762	829	(8%)

Total U.S. Domestic Package	2,429	2,559	(5%)

International Priority	408	417	(2%)
International Economy	143	126	13%

Total International Export Package	551	543	1%
International Domestic[1]	681	445	53%

Total Average Daily Packages	3,661	3,547	3%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.59	$22.24	2%
U.S. Overnight Envelope	11.51	11.64	(1%)

U.S. Overnight Composite	18.77	18.59	1%
U.S. Deferred	14.17	13.57	4%

U.S. Domestic Composite	17.33	16.97	2%

International Priority	62.68	64.82	(3%)
International Economy	52.17	53.91	(3%)

Total International Export Composite	59.94	62.30	(4%)
International Domestic[1]	7.00	7.16	(2%)

Composite Package Yield	$21.82	$22.67	(4%)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,077	6,969	2%
International Priority	3,184	3,132	2%
International Airfreight	1,104	1,165	(5%)

Total Avg Daily Freight Pounds	11,365	11,266	1%

Revenue Per Freight Pound:
U.S.	$1.33	$1.31	2%
International Priority	2.12	2.21	(4%)
International Airfreight	1.03	1.02	1%

Composite Freight Yield	$1.52	$1.53	(1%)
Operating Weekdays	65	65	—

1 - International Domestic includes international intra-country express operations, including recent acquisitions in Mexico

 (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2012	2011	%
FINANCIAL HIGHLIGHTS
Revenues:
FedEx Ground	$2,273	$2,116	7%
FedEx SmartPost	189	162	17%

Total Revenues	2,462	2,278	8%

Operating Expenses:
Salaries and employee benefits	377	351	7%
Purchased transportation	946	886	7%
Rentals	74	66	12%
Depreciation and amortization	103	93	11%
Fuel	3	2	50%
Maintenance and repairs	46	44	5%
Intercompany charges	262	241	9%
Other	206	188	10%

Total Operating Expenses	2,017	1,871	8%

Operating Income	$445	$407	9%

Operating Margin	18.1%	17.9%	0.2	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—

Average Daily Package Volume (000s)
FedEx Ground	3,898	3,722	5%
FedEx SmartPost	1,664	1,415	18%

Yield (Revenue Per Package)
FedEx Ground	$8.94	$8.73	2%
FedEx SmartPost	$1.75	$1.76	(1%)

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2012	2011	%
FINANCIAL HIGHLIGHTS
Revenue	$1,399	$1,328	5%

Operating Expenses:
Salaries and employee benefits	599	578	4%
Purchased transportation	226	207	9%
Rentals	29	28	4%
Depreciation and amortization	53	44	20%
Fuel	148	165	(10%)
Maintenance and repairs	48	50	(4%)
Intercompany charges	111	109	2%
Other	95	105	(10%)

Total Operating Expenses	1,309	1,286	2%

Operating Income	$90	$42	NM

Operating Margin	6.4%	3.2%	3.2	pts

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—

Average Daily LTL Shipments (000s)
Priority	61.4	61.3	—
Economy	26.6	23.7	12%

Total Average Daily LTL Shipments	88.0	85.0	4%

Weight Per LTL Shipment (lbs)
Priority	1,215	1,186	2%
Economy	999	1,082	(8%)

Composite Weight Per LTL Shipment	1,150	1,157	(1%)

LTL Yield (Revenue/CWT)
Priority	$17.73	$17.94	(1%)
Economy	25.33	23.13	10%

Composite LTL Yield	$19.72	$19.29	2%